Exhibit 13.2

Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b)

of the Securities Exchange Act of 1934.

In connection with the Annual Report on Form 20-F of Anpulo Food, Inc. (the "Company") for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Maochun Kang, certifies, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

By:	/s/ Maochun Kang
Name: Maochun Kang
Title: Chief Financial Officer

Date: April 30, 2015